This Addendum dated December 22, 1995 shall act to amend, modify, supplement or augment that certain MoneyGram Agency and Trust Agreement ("Agreement") in effect, as of the date hereof, by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC. ("Amex") and SUPERMAIL INTERNATIONAL ("Agent"). The terms used herein shall be consistent with those used in the Agreement.

    In consideration of the promises and the mutual covenants of the parties hereinafter set forth to be paid, kept and performed, it is agreed as follows:
    1. Notwithstanding anything in the Agreement to the contrary, this Addendum effectuates an extension of the initial Term of the Agreement for a period of seven (7) years form the date hereof. Additionally, upon expiration of such seven (7) year Initial Term, the Agreement shall continue in effect until terminated by either party by providing the other party with no less than one hundred eighty (180) days prior written notice.

    2. The following Sections of Subsections of the Agreement are hereby deleted: Section 22 and Subsections 2.1,2.2,2.4. All of the remaining Sections of Subsections of the Agreement are hereby renumbered accordingly.

    3. The new Subsection shall be inserted into the "Additional Services to be Provided by Amex" Section of the Agreement, reading as follows:

            "Amex agrees to provide Agent with a personal computer at each Location for Agent's use to provide Money Transfer Services during the Initial Term. Agent agrees to use such personal computer for no less than ninety percent (90%) of Agent's money transfers. If Agent uses such personal computer for less than ninety percent (90%) of Agent's money transfers during any one month period, Amex may remove such personal computer from any such Agent's Location."

    4. A new Section entitled "Indemnification, Limitation of Damages" shall be inserted into the Agreement, reading as follows:

        "(a)    Agent shall reiburse, indemnify and hold Amex, it parents, affiliateds, directors, officers, employees and assigns harmless from all losses, claims, demands, actions, suits, proceedings or judgements, including costs, expenses and reasonable attorney's fee's assessed against Amex resulting in whole or in part, from actions or omissions, whether done negligently or otherwise, by Agent, its agents, directors officers, employees or representatives arising out of the violation of any laws, rules, regulations or ordinances by Agent. The indemnification obligations set forth hereinabove shall survive the termination of this Agreement."

        "(b)    NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY,
        AMEX'S MONETARY LIABILITY TO AGENT UNDER THIS AGREEMENT SHALL BE LIMITED TO ACTUAL DAMAGES SUFFERED BY AGENT, AND IN ANY EVENT AMEX SHALL NOT BE LIABLE TO AGENT FOR ANY OTHER DAMAGES OF AGENT INCLUDING CONSEQUENTIAL, SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL, LOSS OF PROFITS, PUNITIVE OR ANY OTHER DAMAGES."

    5. The "Assignment" Section of the Agreement is hereby revised to the extent to allow for the inclusion of the following language:

        "Amex may also assign any or all of its rights or obligations under this Agreement to any third party and/or Integrated Payment Systems, Inc. (IPS) and its assignees, upon notice to Agent but without the consent of Agent, and any assignee of Amex may provide money transfer services to Agent in a new name;provided, however, that such assignee shall be obligated to assume all of the duties or obligations assigned by Amex."

    6. The following language shall be added to the existing "Advertising" Section of the Agreement:

        "Amex and Agent agree to participate in an fund cooperative adver-tisements for MoneyGram Money Transfer Services. Any and all advertisement or marketing materials shall be approved by Amex prior to the production or distribution of such advertisement or marketing materials. Amex agrees to spend and pay to or for the benefit of Agent, two (2) times the amount the Agent spends on such approved advertising and marketing materials; provided, however, Amex shall not spend more than $ ----- per Location per year under this Subsection. The parties agree that the advertising and marketing expenditures referred to above shall not be expended without the prior consent of both parties, which consent shall not be unreasonably withheld by either party."

    7. Notwithstanding anything in the Agreement to the contrary, Amex agrees to spend a maximum amount of $------- , to promote MoneyGram during the Ames pilot program, at the Ames pilot stores located in the Washington, DC and Boston, Massachusetts market areas.

    8. Notwithstanding anything in the Agreement to the contrary, during the full term of the Agreement Amex shall be Agent's sole and exclusive source for money transfer services.

    9. Notwithstanding anything in the Agreement to the contrary Amex, withing sixty days after the date hereof, agrees to pay Agent a bonus in an amount of $---------.

        a. Alist of the Money Transfer Services Locations currently owned or leased by Agent, which are free to sell MoneyGram as of the date hereof, are set forth on Exhibit A, which is attached hereto and made a part hereof. If Agent should cease for any reason, including but not limited to the sale (unless the Agreement is assumed by the buyer of Agent's Location and Amex consents to such assumption, which consent shall not be unreasonably withheld) or closing of Locations, to offer MoneyGram services for sale at any Location listed on Exhibit A at any time during the Initial Term of the Agreement, or unless Agent otherwise provides a replacement location, for any such Location which ceases to offer MoneyGram services (to Amex's reasonable satisfaction), then Amex may by notice to Agent, demand prepayment of an amount calculated as provided in the next sentence (the "Bonus Rebate") which shall be repaid no later than thirty (30) days after the demand for repayment is made. The Bonus Rebate shall be calculated as provided in the next sentence (the "Bonus Rebate") which shall be repaid no later than thiry (30) days after the demand for repayment is made. The Bonus Rebate shall be calculated by multiplying the proportionate amount of bonus, applicable to such Location, by a number arrived at by dividing the number of days remaining from the date such Location stops selling MoneyGram services through the seventh anniversary of the Start Date by 2555 (number of days in the seven year period from the date hereof to the seventh anniversay thereof).

    10. Notwithstanding anything in the Agreement to the contrary, Amex also agrees to pay Agent an additional bonus for any new Locations, ("Location Bonus") implementing Money Transfer Services after the date hereof. All such Locations shall be added to Exhibit "A", and identified as a new Location, as applicable. The amount of the Location bonus will be calculated in the following manner. Any Location added by Agent in the first year of the Initial Term of the Agreement will receive from Amex a $---- start-up bonus within 60 days of its state date with an additional $---- to be paid to Agent as a Performance Bonus if and when Agent's new Location reaches a transaction level of 5,000 transactions (total of both Send and Receive transactions) over any given consecutive 12 month period, during the Initial Term. Any Location added by Agent in the second year of the Initial Term of the Agreement will receive from Amex, a $---- start-up Bonus within 60 days of its start date with an additional $---- to be paid to Agent as a Performance Bonus if and when Agent's new Location reaches a transaction level of 5,000 transactions (total of both Send and Receive transactions) over any given consecutive 12 month period, during the Initial Term. Any Location added by Agent in the third year of the Initial Term of the Agreement will receive from Amex as a $---- start-up Bonus within 60 days of its start date with an additional $---- to be paid to Agent as a Performance Bonus if and when Agent's new Location reaches a transaction level of 5,000 transactions (total of both Send and Receive transactions) over any given consecutive 12 month period, during the Initial Term. Any Location added by Agent in the fourth year of the Initial Term of the Agreement will receive from Amex a $---- start-up Bonus within 60 days of its start date with an additional $---- to be paid to Agent as a Performance Bonus if and when Agent's new Location reaches a transaction level of 5,000 transactions) over any given consecutive 12 month period, during the initial Term. Any Location added by Agent in the fifth year of the Initial Term of the Agreement will receive from Amex a $---- start-up bonus within 60 days of its start date with an additional $---- to be paid to Agent as a Performance Bonus if and when
        Agent's new Location reaches a transaction level of 5,000 transactions (total of both Send and Receive transactions) over any given con-secutive 12 month period, during the Initial Term. Any Location added by Agent in the sixth year of the Initial Term of the Agreement will receive from Amex a $---- start-up bonus within 60 days of its start date with an additional $---- to be paid to Agent as a Performance Bonus if and when Agent's new Location reaches a transaction level of 5,000 transactions (total of both Send and Receive transactions) over any given consecutive 12 month period, during the Initial Term. Any location added by Agent in the seventh year of the Initial Term of the Agreement will receive from Amex a $---- start-up bonus within 60 days of its start date with an additional $---- to be paid to Agent as a Performance Bonus if and when Agent's new Location reaches a transaction level of 5,000 transactions (total of both Send and Receive transactions) over any given consecutive 12 month period, during the Initial Term.

        a. If agent should cease for any reason, including but not limited to the sale (unless the Agreement is assumed by the buyer of Agent's Location and Amex consents to such assumption, which consent shall not be unreasonably withheld) or closing of Locations, to offer MoneyGram services for sale at any Location, identified as a new Location, listed on Exhibit A at any time during the Initial Term of the Agreement, or unless Agent otherwise provides a replacement Location, for any such new Location, for any such new Location which ceases to offer Money Gram services (to Amex's reasonable satisfaction), then Amex may, by notice to Agent, demand repayment of an amount calculated as provided in the next sentence (the "Location/Performance Bonus Rebate") which shall be repaid no later than thirty (30) days after the demand for repayment is made. The Location/Performance Bonus Rebate shall be calculated by multiplying the proportionate amount of Location/Performance Bonus, applicable to such Location by a number arrived at by dividing the number of days remaining from the date such Location by a number arrived at by dividing the number of days remaining from the date hereof by 2555 (the number of days in the seven year period from the date hereof, to the seventh anniversary thereof).

    11. Notwithstanding anything in the Agreement to the contrary, Amex agrees to guarantee that Agent receives minimum annual MoneyGram commission payments pursuant to the following schedule: subject to the conditions set forth below, for the MoneyGram services Amex agrees to pay Agent amounts (the "Guaranteed Minimum Payment(s)") determined as follows: with respect to the first year (the "First Year") following the date hereof, Amex will pay Agent a sum equal to the amount, if any, by which the sum of $----- exceeds Agent's actual commissions earned for such Year, with respect to the second year (the "Second Year") following the date hereof, Ames will pay Agent a sum equal to the amount, if any, by which the sum of $---- exceeds Agent's actual Commission earned for such Year, with respect to the third year (the "Third Year") following the date hereof, Amex will pay Agent a sum equal to the amount, if any, by which the sum of $---- exceeds Agent's actual Commissions earned for such Year, with respect to the fourth year (the "fourth Year") following the date hereof, Amex will pay Agent a sum equal to the amount, if any, by which the sum of $---- exceeds Agent's actual Commissions earned for such Year, with respect to the fifth year (the "Fifth Year") following the date hereof, Amex will pay Agent a sum equal to the amount, if any, by which the sum of $----exceeds Agent's actual Commissions earned for such year, with respect to the sixth year (the "sixth Year") following the date hereof, Amex will pay Agent a sum equal to the amount, if any, by which the sum of $---- exceeds Agent's actual Commissions earned for such year, with respect to the seventh year (the "Seventh Year") following the date hereof, Amex will pay Agent a sum equal to the amount, if any, by which the sum of $----exceeds Agent's actual Commissions earned for such year.

    12. Notwithstanding anythin in the Agreement to the contrary, Agent shall comply with all of Amex's "ISDN" requirements with respect to all Transfer Initiation transactions.

    13. Any Schedules attached to this Addendum shall automatically replace any counterpart Schedules that are, as of the date hereof, attached to the Agreement. Any other Schedules attached to the Agreement that are impacted by the revisions incorporated in this Addendum are either deleted or revised accordingly.

    14. All other terms, conditions and provisions of the Agreement which are not otherwise altered, affected or impacted by the terms, conditions and provisions contained herein, shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized representatives, as of the date first above written.

SUPERMAIL INTERNATIONAL                     AMERICAN EXPRESS TRAVEL
                                            RELATED SERVICES COMPANY, INC.

By: Christine A. Umbertino                  By: Isaac Lasky
Title:  CEO                                 Title:  Office of the President